               SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                                  ZAPME! CORPORATION


       Lance Mortensen and Bruce Bower hereby certify that:

       FIRST: The original name of this corporation is ZapMe! Delaware Corporation and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is _______________, 1999.

       SECOND: They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of ZapMe!Corporation, a Delaware corporation.

       THIRD: The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

                                          I.

The name of the corporation (the "Corporation") is:

                                  ZapMe! Corporation
                                         II.

       The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                         III.

       The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                         IV.

       This Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock this Corporation is authorized to issue is 200,000,000, par value $0.01, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 5,000,000, par value $0.01.

       The undesignated 5,000,000 shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine the number of shares of any such series. The Board of Directors is also authorized to determine or alter the powers, designations, preferences, rights and restrictions to be imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

       The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

                                         V.

       The Corporation is to have perpetual existence.

                                        VI.

       The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

               (a) The business of the Corporation shall be managed by or under the direction of the Board of Directors.

               (b) Special meetings of stockholders of the Corporation may be called only by the President, the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

                                        VII.

       In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                       VIII.

       Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                        IX.

       The number of directors which constitute the whole Board of Directors of the Corporation shall be as set forth in the Bylaws of the Corporation and may be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). At each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the General Corporation Law of the State of Delaware.

       Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors or by unanimous written consent of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

                                         X.

       To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach fiduciary duty as a director.

       The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

       Neither any amendment nor repeal of this Article X, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                        XI.

       Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                        XII.

        No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.


                                        XIII.

       Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the corporation.

                                         XIV.

       The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                    *  *  *  *  *

       A. This Second Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of this corporation.

       B. This Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the corporation. A majority of the outstanding shares of Common Stock and Preferred Stock, and a majority of the outstanding shares of Preferred Stock approved this Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law

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of the State of Delaware and in accordance with the corporation's Certificate of
Incorporation and written notice of such was given by the corporation in accordance with Section 228.




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                                       -5-
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       IN WITNESS WHEREOF, ZapMe! Corporation has caused this Second Amended and
Restated Certificate of Incorporation to be signed by the Chief Executive
Officer and the Secretary in San Ramon, California, this _____ day of _______________, 1999.


                                                 ZapMe! Corporation

                                                 By:
                                                    --------------------------
                                                    Lance Mortensen
                                                    Chief Executive Officer


ATTEST:

By:
   ----------------------------
   Bruce Bower
   Secretary